Exhibit 99.1

C-Chip Technologies
announces
the launching of its e-store

March 2, 2004 - C-Chip Technologies Corporation (OTCBB: CCHI) is pleased to announce the launching of its e-store, www.cchipstore.com, a virtual gateway for its agents, resellers and distributors offering credit management, tracking and anti-theft solutions.

By visiting www.cchipstore.com, C-Chip distributors will have the accessibility to download product brochures, price lists, instruction manuals and place orders directly online. "This new intranet will allow our distribution network to offer efficient service to their clients" states Stephane Solis, President & CEO of C-Chip, "With an expanding distribution network, this e-store gives us a definite competitive advantage".

The C-Chip store will be accessible 24/7 for all to visit. Agents and distributors will have access to a restricted area for online volume buying and the public area will allow consumers to order products directly. The e-store is a fully secure transactional website developed to give us added value and to reinforce our presence on the web. "People rely on the Internet to find information about products" says Lynda Brault, Vice-President Marketing, "It is important to be available at all times. This is what our e-store enables us to do".

C-Chip's line of products includes a variety of security devices and services for the automotive and sports vehicle industries. The Hawk, an anti-theft device using RFID technology, and the Shadow, a series of GPS tracking solutions, are amongst a few of the ever-growing selection of credit management, tracking and anti-theft solutions offered by the company.

In addition to its existing distribution network, the e-store will expand the company's distribution network with online resellers, a network of web affiliates offering some of C-Chip's products on their own webstores.

About the C-ChipJ Technology

The C-ChipJ is a wireless, web-based  set of communication tools that offers business users remote access, control, and monitoring of a wide range of assets, including vehicles, office equipment and industrial machinery. It allows selective enabling, disabling and any other commands at will, from anywhere in the World to practically anywhere in North America using the Internet. Applications for the C-ChipJ technology offer significant opportunities within the markets for credit, security and asset management solutions. Detailed information on the technology and its applications is available on our web-site at www.c-chip.com.

About C-Chip Technologies Corporation

C-Chip Technologies Corporation is positioned in an emerging and rapidly growing industry which is about interconnecting machines with IT infrastructures and mobile assets. We integrate wireless communications, on-line transactions, software applications, RFID technology, the Internet and, when location is required, GPS technology to enable business users to efficiently access, control and manage remote assets at low costs. The Company's goal is to be recognized as a leading provider of credit management solutions for financial institutions, of security solutions for insurance companies and asset management solutions for car rental companies and urban fleets.

Contact:

Stephane Solis, President & CEO
C-Chip Technologies Corporation
877-339-2447
ssolis@c-chip.com

FORWARD-LOOKING-STATEMENT: Except for factual statements made herein, the information contained in this press release consists of forward-looking statements that involve risks and uncertainties, including the effect of changing economic conditions, competition within the credit and security industry, customer acceptance of products and other risks and uncertainties. Such forward-looking statements are not guarantees of performance, and C-Chip Technologies Corporation results could differ materially from those contained in such statements. These forward-looking statements speak only as of the date of this release, and C-Chip Technologies Corporation undertakes no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release.